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                                                                     EXHIBIT 5.1



                         SMITH, GAMBRELL & RUSSELL, LLP
                              ATTORNEYS AT LAW
   TELEPHONE            SUITE 3100, PROMENADE II                      WEBSITE
(404) 815-3500            1230 PEACHTREE STREET, N.E.             WWW.SGRLAW.COM
   FACSIMILE              ATLANTA, GEORGIA 30309-3592
(404) 815-3509
                                    --------

                                ESTABLISHED 1893



                                  June 11, 2001


o2wireless Solutions, Inc.
440 Interstate North Parkway
Atlanta, Georgia 30339

                  RE:      o2wireless Solutions, Inc.
                           Registration Statement on Form S-8
                           3,550,000 Shares of $.0001 par value Common Stock 1998 Stock Option Plan, as amended and restated


Ladies and Gentlemen:

         We have acted as counsel for o2wireless Solutions, Inc. (the "Company") in connection with the registration of 3,550,000 additional shares of its $.0001 par value Common Stock (the "Additional Shares") reserved to the Company's 1998 Stock Option Plan, as amended and restated (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

(1) The Second Amended and Restated Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

(2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

(3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and


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(4)      The Registration Statement, including all exhibits thereto.

 Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Additional Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

 We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,

                                            SMITH, GAMBRELL & RUSSELL, LLP

                                            /s/ Terry F. Schwartz

                                            Terry F. Schwartz